UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 26, 2016

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2016, VIVUS, Inc., or the Company, awarded its Chief Executive Officer, Seth H. Z. Fischer, an option to purchase 1,900,000 shares of the Company’s common stock under the Company’s 2010 Equity Incentive Plan, or the Plan.  However, subject to a limited exception, Section 6(b) of the Plan limits option grants to any participant during a given fiscal year to no more than an aggregate of 1,000,000 shares. On September 26, 2016, Mr. Fischer and the Company entered into a Stock Option Acknowledgement, whereby the parties thereto agreed to cancel the portion of the January 22, 2016 option grant in excess of 1,000,000 shares such that the option grant would be treated as an option to purchase 1,000,000 shares of the Company’s common stock in accordance with the Plan.

On September 26, 2016, the Company also awarded Mr. Fischer 300,000 restricted stock units, which shall vest 50% on January 22, 2017 and an additional 12.5% on each of April 22, 2017, July 22, 2017, October 22, 2017 and January 22, 2018, subject to Mr. Fischer continuing to be a Service Provider (as defined in the Plan) on the relevant vesting dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

	By:	/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel

Date: September 28, 2016